Exhibit 3.2

SECOND AMENDED AND RESTATED

BY-LAWS

OF

WHITING PETROLEUM CORPORATION

ARTICLE I

OFFICES

Section 1.    Registered Office. The registered office of Whiting Petroleum Corporation (the “Corporation”) in the State of Delaware shall be located at such place as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or as the business of the Corporation may require. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors.

Section 2.    Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.    Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2.    Annual Meetings. The annual meeting of the stockholders (each, an “Annual Meeting”) shall be held each year on such date and at such time as shall be designated from time to time by the Board of Directors. At the Annual Meeting, the stockholders shall elect directors of the Corporation and may transact any other proper business brought in accordance with Section 14 of this Article II. Any previously scheduled Annual Meeting may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such Annual Meeting.

Section 3.    Special Meetings.

(a)    Unless otherwise required by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”), a special meeting of the stockholders (a “Special Meeting”), for any purpose or purposes, may be called only by (i) the Chairman of the Board, if there be one, (ii) the President, (iii) a majority of the entire Board of Directors or (iv) the Secretary of the Corporation at the written request of a stockholder of record who (x) owns, or is acting on behalf of one or more beneficial owners who own as of the record date fixed in accordance with this Section 3 to determine who may deliver a written request to call such Special Meeting, capital stock representing at least twenty-five percent

(25%) of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Special Meeting Request Required Shares”), and (y) have owned the Special Meeting Request Required Shares for at least 365 consecutive days prior to such record date and continue to own the Special Meeting Request Required Shares at all times between such record date and the date of the applicable meeting of the stockholders. For purposes of this Section 3, a record or beneficial owner shall be deemed to “own” shares of capital stock of the Corporation that such record or beneficial owner would be deemed to own in accordance with Section 15(c)(iv) (without giving effect to any reference to Eligible Holder contained therein). Special Meetings (including those called by the Secretary following receipt of a written request or requests from stockholders holding the Special Meeting Request Required Shares in accordance with clause (iv) of the first sentence of this Section 3(a)) shall be held on such date, at such time, and at such place (if any) within or without the State of Delaware as shall be designated by the Board of Directors and stated in the Corporation’s notice of the meeting. In the case of a Special Meeting called by the Secretary following receipt of a written request or requests from stockholders holding the Special Meeting Request Required Shares in accordance with clause (iv) of the first sentence of this Section 3(a), the date of such Special Meeting, as fixed by the Board of Directors in accordance with this Section 3(a), shall not be fewer than thirty nor more than one hundred and twenty days after the date a request or requests from stockholders holding the Special Meeting Request Required Shares have been received by the Secretary of the Corporation in accordance with this Section 3 (or, in the case of any litigation related to the validity of the requests for a Special Meeting, one hundred and twenty days after the resolution of such litigation).

(b)    Any record stockholder may, by written notice to the Secretary in accordance with Section 14(c)(v), demand that the Board of Directors fix a record date to determine the record stockholders who are entitled to deliver a written request to call a Special Meeting (such record date, the “Ownership Record Date”). A written demand to fix an Ownership Record Date shall include all of the information set forth in Section 3(d). The Board of Directors may fix the Ownership Record Date within ten days of the Secretary’s receipt of a valid demand to fix the Ownership Record Date. The Ownership Record Date shall not precede, and shall not be more than ten days after, the date upon which the resolution fixing the Ownership Record Date is adopted by the Board of Directors. If an Ownership Record Date is not fixed by the Board of Directors within the period set forth above, the Ownership Record Date shall be the date that the first written request to call a Special Meeting in accordance with the requirements of this Section 3(b) is received by the Secretary.

(c)    If a record stockholder is the nominee for more than one beneficial owner of stock, the record stockholder may deliver a written request to call a Special Meeting solely with respect to the capital stock of the Corporation beneficially owned by the beneficial owner who is directing the record stockholder to sign such written request.

(d)    Each written request to call a Special Meeting shall be delivered to the Secretary of the Corporation in accordance with Section 14(c)(v) and shall include the following: (i) the signature of the record stockholder submitting such request and the date such request was signed, (ii) the text of each business proposal desired to be submitted for stockholder approval at the Special Meeting, and (iii) as to the beneficial owner, if any, directing such record stockholder to sign the written request and as to such record stockholder (unless such record stockholder is acting solely as a nominee for a beneficial owner) (each such beneficial owner and each record stockholder who is not acting solely as a nominee, a “Disclosing Party”):

(i)    all of the information required to be disclosed pursuant to Section 14(a) (for proposals of business other than nomination of persons for election to the Board of Directors) and Section 14(b) (for nominations of persons for election to the Board of Directors) (which information shall be supplemented by delivery to the Secretary) by each Disclosing Party, (a) not later than five days after the record date for determining the record stockholders entitled to notice of the Special Meeting (such record date, the “Meeting Record Date”), as of the Meeting Record Date and (b) not later than the fifth day before the Special Meeting, as of the date that is ten days prior to the Special Meeting or any adjournment or postponement thereof;

(ii)    with respect to each business proposal to be submitted for stockholder approval at the Special Meeting, a statement whether any Disclosing Party (a) will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors required under applicable law, rule or regulation to carry such proposal and/or (b) otherwise will solicit proxies from stockholders in support of such proposal;

(iii)    any additional information reasonably requested by the Board of Directors.

Each time the Disclosing Party’s ownership of outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors decreases following the delivery of the foregoing information to the Secretary, such Disclosing Party shall notify the Corporation of such decreased ownership position, together with any information reasonably requested by the Board of Directors to verify such position, within five days of such decrease or as of the fifth day before the Special Meeting, whichever is earlier.

(e)    The determination of the validity of a written request to call a Special Meeting shall be made by the Board of Directors, which determination shall be conclusive and binding on the Corporation and the stockholders. Notwithstanding anything to the contrary herein, the Corporation shall not accept, and shall consider ineffective, a written request to call a Special Meeting pursuant to Section 3(a):

(i)    that does not comply with the provisions of this Section 3;

(ii)    that relates to an item of business that is not a proper subject for stockholder action under applicable law, rule or regulation;

(iii)    if such written request is delivered between the time beginning on the sixty first day after the earliest date of signature on a written request to call a Special Meeting, that has been delivered to the Secretary, relating to an identical or substantially similar item (as determined by the Board of Directors, a “Similar Item”), other than the election or removal of directors, and ending on the one year anniversary of such earliest date;

(iv)    if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the one hundred and twentieth day after the Secretary receives such written request or if a Similar Item has been presented at any meeting of the stockholders held within one hundred and twenty days prior to receipt by the Secretary of such written request (for purposes of this clause (iv), the election of directors shall be deemed to be a Similar Item with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies or newly created directorships resulting from any increase in the authorized number of directors); or

(v)    if such written request is delivered between the time beginning on the one hundred and twentieth day prior to the date of the next annual meeting and ending on the date of the next annual meeting.

Except as otherwise provided by law, in the case of a written request to call a Special Meeting, the Chairman of the Board shall have the power and duty (i) to determine whether any business proposed to be brought before the Special Meeting was proposed in accordance with the procedures set forth in this Section 3 and (ii) if any proposed business was not proposed in compliance with this Section 3 or the stated business to be brought before the Special Meeting is not a proper subject for stockholder action under applicable law, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

(f)    Revocations.

(i)    A record stockholder who submitted a request to call a Special Meeting may revoke such request to call a Special Meeting at any time before the Special Meeting by sending written notice to the Secretary of the Corporation.

(ii)    All written requests for a Special Meeting shall be deemed revoked:

(A)    upon the first date that, after giving effect to revocation(s) and notices of ownership position decreases, the aggregate capital stock of the Corporation ownership position of all the Disclosing Parties listed on the unrevoked written requests decreases to a number of shares of capital stock of the Corporation less than the Special Meeting Request Required Shares;

(B)    if any Disclosing Party who has provided a statement described in Section 3(d)(ii) does not act in accordance with the representations set forth therein;

(C)    if any Disclosing Party does not provide the supplemental information required by 3(d)(iii) or by the final sentence of Section 3(d); or

(D)    if none of the stockholders who submitted a request to call a Special Meeting, or their qualified representatives, appear at the Special Meeting to present the matters to be presented for consideration that were specified in the request to call such Special Meeting, the Corporation need not present such matters for a vote at such Special Meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(iii)    If a deemed revocation of all written requests to call a Special Meeting has occurred after the Special Meeting has been called by the Secretary, the Board of Directors shall have the discretion to determine whether to proceed with the Special Meeting.

(g)    The Board of Directors may submit its own proposal or proposals for consideration at a Special Meeting called at the request of one or more stockholders.

(h)    At a Special Meeting, only such business shall be conducted as shall be have been properly brought before the meeting pursuant to the Corporation’s notice of meeting. To be properly brought before a Special Meeting, proposals of business must be (1) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the Special Meeting, by or at the direction of the Board of Directors or (3) specified in the Corporation’s notice of meeting (or any supplement thereto) given by the Corporation pursuant to a valid stockholder request in accordance with this Section 3, it being understood that business transacted at such Special Meeting shall be limited to the matters stated in such valid stockholder request; provided, that nothing herein shall prohibit the Board of Directors from submitting its own proposal or proposals for consideration at a Special Meeting called at the request of one or more stockholders.

(i)    Nominations of individuals for election to the Board of Directors may be made at a Special Meeting at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (i) is a stockholder of record at the time of giving of notice of such Special Meeting and at the time of the Special Meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the procedures set forth in these By-laws as to such nomination. Subject to Section 14 of these By-Laws, this Section 3 shall be the exclusive means for a stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting (or any supplement thereto given by or at the direction of the Board of Directors)) before a Special Meeting.

Section 4.    Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting, shall be given, which notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such person’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided by Section 232 of the DGCL.

Section 5.    Adjournments. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that, if the adjournment is for more than thirty days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 4 of this Article II shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. The chairman of any meeting of the stockholders may adjourn the meeting from time to time, whether or not there is a quorum present or represented.

Section 6.    Quorum. Unless otherwise required by applicable law or the Certificate of Incorporation, the holders of a majority of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 5 of this Article II, until a quorum shall be present or represented.

Section 7.    Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the affirmative vote of the holders of a majority of the total number of votes of the Corporation’s capital stock represented in person or by proxy and entitled to vote thereat, voting as a single class. Notwithstanding the foregoing sentence and subject to the Certificate of Incorporation, all elections of directors shall be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 10 of this Article II, each stockholder represented in person or by proxy at a meeting of the stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 8 of this Article II but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of the stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 8.    Proxies. Each stockholder entitled to vote at a meeting of the stockholders may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

(a)    A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(b)    A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors, or if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 9.    List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present. If the meeting is to be held solely by means of remote communication then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 10.    Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the date on which notice is given, or, if notice is waived, at the close of business on the next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 11.    Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 9 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

Section 12.    Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; (f) limitations on the time allotted to questions or comments by participants; (e) limitations on the time allotted to questions or comments by participants; (f) the adoption of procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; and (g) restrictions on the use of cell phones, audio or video recording devices and similar devices at the meeting. The chairman of the meeting’s rulings on procedural matters shall be final. The chairman of the meeting may adjourn or recess any meeting of the stockholders whether pursuant to Section 6 of this Article II or otherwise, and notice of such adjournment or recess need be given only if required by law.

Section 13.    Inspectors of Election. In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chairman of the Board or the President shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and such other facts as may be required by applicable law.

Section 14.    Notice of Stockholder Nominations and Other Business.

(a)    Other Business.

(i)    The proposal of business other than a nomination of a director or directors (it being understood that nominations of directors shall be governed by Section 14(b) and Section 15) to be considered by the stockholders may be made at an Annual Meeting or Special Meeting only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (B) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (C) by any stockholder of the Corporation who (I) is a stockholder of record at the time of giving of notice provided for in this Section 14(a), on the record date for the determination of stockholders entitled to vote at such Annual Meeting or Special Meeting and at the time of the Annual Meeting or Special Meeting, (II) is entitled to vote with respect to such other business at the Annual Meeting or Special Meeting and (III) complies with the notice procedures set forth in this Section 14(a) as to such other business. The preceding clause (C) shall be the exclusive means for a stockholder to submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before an Annual Meeting or Special Meeting.

(ii)    For any business other than a nomination of a director or directors to be properly brought before an Annual Meeting by a stockholder pursuant to Section 14(a)(i)(C), the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation in accordance with Section 14(c)(v) and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary not earlier than the Close of Business on the 120th day and not later than the Close of Business on the 90th day prior to the date of the first anniversary of the preceding year’s Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is more than 30 days before or more than 70 days after such anniversary date, or if no Annual Meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the Close of Business on the 120th day prior to the date of such Annual Meeting and not later than the Close of Business on the later of the 90th day prior to the date of such Annual Meeting or, if the first public announcement of the date of such Annual Meeting is less than 100 days prior to the date of such Annual Meeting, the 10th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation. In no event shall any adjournment or postponement of an Annual Meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice to the Secretary must set forth: (A) as to each matter such stockholder proposes to bring before the Annual Meeting, (I) a brief description of the business desired to be brought before the Annual Meeting, the reasons for conducting such business at the Annual Meeting and the text, if any, of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment) and (II) a description of all agreements, arrangements and understandings between such stockholder (the “Noticing Stockholder”) and the beneficial owner, if any, on whose behalf the proposal is made (collectively with the Noticing Stockholder, the “Holders” and each, a “Holder”) and any Stockholder Associated Person (as defined below) and any other person or persons (including their names) in connection with the proposal of such business by such Holder and any material interest of each Holder and Stockholder Associated Person in such business; and (B) as to each Holder, (I) the name and address as they appear on the Corporation’s books of each Holder and the name and address of any Stockholder Associated Person, (II) the Share Information (as defined below), (III) a representation by the

Noticing Stockholder that such stockholder is a holder of record of shares of the Corporation entitled to vote at such Annual Meeting with respect to such other business, will continue to be a holder of record of shares of the Corporation entitled to vote at such Annual Meeting with respect to such other business through the date of such Annual Meeting and intends to appear in person or by proxy at the Annual Meeting to bring such other business before the Annual Meeting, (IV) a representation whether any Holder and/or any Stockholder Associated Person intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from stockholders in support of such proposal, (V) any other information relating to each Holder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (VI) a representation as to the accuracy of the information set forth in the notice.

(iii)    Only such other business shall be conducted at an Annual Meeting as shall have been brought before the meeting by the Board of Directors or in accordance with the procedures set forth in this Section 14(a). Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was proposed in accordance with the procedures set forth in this Section 14(a) and, if any proposed business is not in compliance with this Section 14(a), to declare that such defective proposal shall be disregarded and that such proposed business shall not be transacted.

(b)    Nominations of Directors.

(i)    Nominations of persons for election to the Board of Directors may be made at any Annual Meeting or at a Special Meeting at which the Board of Directors has determined that directors are to be elected pursuant to the Corporation’s notice of meeting, only (A) by or at the direction of the Board of Directors (or any duly authorized committee thereof), (B) by any stockholder of the Corporation who (I) is a stockholder of record at the time of giving of notice provided for in this Section 14(b), on the record date for the determination of stockholders entitled to vote at such Annual Meeting or Special Meeting and at the time of the Annual Meeting or Special Meeting, (II) is entitled to vote with respect to such nomination at the Annual Meeting or Special Meeting and (III) complies with the notice procedures set forth in this Section 14(b) as to such nomination or (C) by any stockholder of the Corporation who is eligible under, and complies with the notice procedures set forth in, Section 15 as to such nomination. The preceding clauses (B) and (C) shall be the exclusive means for a stockholder to make nominations before an Annual Meeting or Special Meeting.

(ii)    For any nominations to be properly brought before an Annual Meeting or a Special Meeting by a stockholder pursuant to Section 14(b)(i)(B), the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation in accordance with Section 14(c)(v). To be timely, a stockholder’s notice shall be delivered to the Secretary (A) in the case of an Annual Meeting, not earlier than the Close of Business on the 120th day and not later than the Close of Business on the 90th day prior to the date of the first anniversary of the preceding year’s Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is more than 30 days before or more than 70 days after such anniversary date, or if no Annual

Meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the Close of Business on the 120th day prior to the date of such Annual Meeting and not later than the Close of Business on the later of the 90th day prior to the date of such Annual Meeting or, if the first public announcement of the date of such Annual Meeting is less than 100 days prior to the date of such Annual Meeting, the 10th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation; and (B) in the case of a Special Meeting called for the purpose of electing one or more directors to the Board of Directors, not earlier than the close of business on the 120th day prior to the date of such Special Meeting and not later than the close of business on the later of the 90th day prior to the date of such Special Meeting or, if the first public announcement of the date of such Special Meeting is less than 100 days prior to the date of such Special Meeting, the 10th day following the day on which public announcement is first made of the date of the Special Meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of an Annual Meeting or Special Meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these By-Laws. To be in proper form, a stockholder’s notice to the Secretary must set forth: (A) as to each person whom the Noticing Stockholder proposes to nominate for election or reelection as a director (I) the name, age, business address and residence address of such person, (II) the principal occupation or employment of such person (present and for the past five years), (III) the ownership information specified in Section 14(b)(ii)(B)(II) for such person and any member of the immediate family of such person, or any affiliate or associate of such person, or any person acting in concert therewith, (IV) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (V) a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) during the past three years, and any other material relationships, between or among the Holders and/or any Stockholder Associated Person, on the one hand, and each proposed nominee and any member of the immediate family of such proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all biographical and related party transaction and other information that would be required to be disclosed pursuant to the federal and state securities laws, including information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if any Holder and/or any Stockholder Associated Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (B) as to the Holders (I) the name and address as they appear on the Corporation’s books of each Holder and the name and address of any Stockholder Associated Person, (II) the Share Information (as defined below), (III) a representation by the Noticing Stockholder that such stockholder is a holder of record of shares of the Corporation entitled to vote at such Annual Meeting or Special Meeting with respect to such nomination, will continue to be a holder of record of shares of the Corporation entitled to vote at such Annual Meeting or Special Meeting with respect to such nomination through the date of such Annual Meeting or Special Meeting and intends to appear in person or by proxy at the Annual

Meeting or Special Meeting to nominate the persons named in such stockholder’s notice, (IV) a representation whether any Holder and/or any Stockholder Associated Person intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect any nominee and/or (b) otherwise to solicit proxies from stockholders in support of any such nomination, (V) any other information relating to each Holder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (VI) a representation as to the accuracy of the information set forth in the notice; and (C) with respect to each nominee for election or reelection to the Board, include a completed and signed questionnaire, representation and agreement and any and all other information required by Section 14(b)(iii). The Corporation may also, as a condition to any such nomination being deemed properly brought before an Annual Meeting or Special Meeting, require any Holder or proposed nominee to deliver to the Secretary, within five Business Days of any such request, such other information as may reasonably be requested by the Corporation, including such other information as may be reasonably required by the Board, in its sole discretion, to determine (x) the eligibility of such proposed nominee to serve as a director of the Corporation, (y) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation and (z) such other information that the Board determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(iii)    To be eligible to be a nominee for election or reelection as a director of the Corporation pursuant to this Section 14(b), a proposed nominee must deliver in writing (in accordance with the time periods prescribed for delivery of notice under this Section 14(b)(iii)) to the Secretary (i) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within two Business Days of such written request) and (ii) a written representation and agreement (in the form provided by the Secretary upon written request of any stockholder of record identified by name within two Business Days of such request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable rules of the exchanges upon which the securities of the Corporation are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation and (D) in such person’s individual capacity and on behalf of any Holder on whose behalf the nomination is being made, intends to serve a full term if elected as a director of the Corporation.

(iv)    Only such persons who are nominated by the Board of Directors or in accordance with the procedures set forth in this Section 14(b) or Section 15 shall be eligible to be elected as directors at an Annual Meeting or Special Meeting. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 14(b) or Section 15 and, if any proposed nomination is not in compliance with this Section 14(b) or Section 15, as the case may be, to declare that such defective nomination shall be disregarded.

(v)    Notwithstanding anything in the second sentence of Section 14(b)(ii) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s Annual Meeting, a stockholder’s notice required by this Section 14(b) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary not later than the Close of Business on the 10th day following the day on which such public announcement is first made by the Corporation.

(c)    General.

(i)    For purposes of this Section 14, “Share Information” shall mean (A) the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and/or of record by each Holder giving the notice under Section 14(a)(ii) or Section 14(b)(ii), as the case may be, and any Stockholder Associated Person (provided, however, that for purposes of this Section 14(c)(i), any such person shall in all events be deemed to beneficially own any shares of the Corporation as to which such person has a right to acquire beneficial ownership of at any time in the future), (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation or any derivative or synthetic arrangement having characteristics of a long position in any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each Holder and any Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which each Holder and any Stockholder Associated Person has a right to vote or has granted a right to vote any shares of any security of the Corporation, (D) any short interest held by each Holder any Stockholder Associated Person presently or within the last 12 months in any security of the Corporation (for purposes of this Section 14 a person shall be deemed to have a “short interest” in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by each Holder and any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or any limited liability company or similar entity in which any Holder and any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner or is the manager or managing member or, directly or indirectly, beneficially owns any interest in the manager or managing member of a limited liability company or similar entity and (G) any performance-related fees (other than an asset-based fee) that each Holder and any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice.

(ii)    For purposes of this Section 14, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (“SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii)    For purposes of this Section 14, “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Denver, Colorado or New York, NY are authorized or obligated by law or executive order to close.

(iv)    For purposes of this Section 14, “Close of Business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation, and if an applicable deadline falls on the Close of Business on a day that is not a Business Day, then the applicable deadline shall be deemed to be the Close of Business on the immediately preceding Business Day.

(v)    For purposes of this Section 14 and Section 3 and Section 15 of this Article II, delivery of any notice or materials by a stockholder as required under this Section 14 shall be made by both (A) hand delivery, overnight courier service, or by certified or registered mail, return receipt required, in each case, to the Secretary at the principal executive offices of the Corporation, and (B) electronic mail to the Secretary at notices@whiting.com or such other email address for the Secretary as may be specified in the Corporation’s proxy statement for the Annual Meeting immediately preceding such delivery of notice or materials.

(vi)    For purposes of this Section 14, “Stockholder Associated Person” shall mean as to any Holder (A) any person acting in concert with such Holder, (B) any person controlling, controlled by or under common control with such Holder or any of their respective affiliates and associates, or person acting in concert therewith and (C) any member of the immediate family of such Holder or an affiliate or associate of such Holder.

(vii)    For purposes of this Section 14, “affiliate(s)” and “associate(s)” shall have the meanings attributed to such terms in Rule 12b-2 under the Exchange Act and the rules and regulations promulgated thereunder.

(viii)    A Noticing Stockholder shall further update and supplement its notice of any nomination or other business proposed to be brought before a meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 14 shall be true and correct (A) as of the record date for the meeting and (B) as of the date that is ten Business Days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. Such update and supplement shall be delivered to the Secretary not later than three Business Days after the later of the record date or the date notice of the record date is first publicly announced (in the case of the update and supplement required to be made as of the record date for the meeting) and not later than seven Business Days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the meeting), or any adjournment, recess, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of ten Business Days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof).

(ix)    Notwithstanding the foregoing provisions of this Section 14, unless otherwise required by law, if the Noticing Stockholder (or a qualified representative thereof) does not appear at the Annual Meeting or Special Meeting to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(x)    Notwithstanding the foregoing provisions of this Section 14, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 14; provided, however, that any references in this Section 14 to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 14(a)(i)(C) or Section 14(b)(i)(B). Nothing in this Section 14 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 15.    Stockholder Nominations Included in the Corporation’s Proxy Materials.

(a)    Inclusion of Nominee in Proxy Statement. Subject to the provisions of this Section 15, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any Annual Meeting:

(i)    the name of any person nominated for election (the “Nominee”) to the Board of Directors, which shall also be included on the Corporation’s form of proxy and ballot for the relevant Annual Meeting, by any Eligible Holder (as defined below) or group of up to 25 Eligible Holders that has (individually and collectively, in the case of a group) satisfied, as determined by the Board of Directors or its designee, acting in good faith, all applicable conditions and complied with all applicable procedures set forth in this Section 15 (such Eligible Holder or group of Eligible Holders being a “Nominating Stockholder”);

(ii)    disclosure about the Nominee and the Nominating Stockholder required under SEC rules or any other applicable law, rule or regulation to be included in the proxy statement; and

(iii)    any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of the Nominee’s election to the Board of Directors (subject, without limitation, to Section 15(e)(ii)), if such statement does not exceed 500 words.

Notwithstanding anything herein to the contrary, the Corporation may solicit stockholders against any Nominee and include in its proxy statement for any Annual Meeting any other information that the Corporation or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the nomination of the Nominee, including without limitation any statement in opposition to the nomination and any of the information provided pursuant to this Section 15.

(b)    Maximum Number of Nominees.

(i)    The Corporation shall not be required to include in the proxy statement for an Annual Meeting more Nominees than that number of directors constituting 25% of the total number of directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to Section 15(d) (the “Final Nomination Date”), rounded down to the nearest whole number (the “Maximum Number”). The Maximum Number for a particular Annual Meeting shall be reduced by (A) Nominees nominated by a Nominating Stockholder for that Annual Meeting whose nomination is subsequently withdrawn after the Nominating Stockholder is notified by the Corporation that the Nominees will be included in the Corporation’s proxy statement and proxy card for the Annual Meeting, (B) Nominees nominated by a Nominating Stockholder for such Annual Meeting pursuant to this Section 15 that the Board of Directors itself decides to nominate for election at such Annual Meeting, (C) the number of directors in office as of the Final Nomination Date who had been Nominees nominated by a Nominating Stockholder with respect to any Annual Meetings or Special Meetings in the preceding two years (including any Nominee who had been counted at any such Annual Meeting pursuant to the immediately preceding clause (B)) and (1) if Section 1 of Article III provides for a classified Board of Directors, whose term as a director extends past such Annual Meeting or (2) if Section 1 of Article III provides for annual elections of the entire Board of Directors, whose reelection at the upcoming Annual Meeting is being recommended by the Board of Directors, (D) any director candidate for which the Corporation shall have received one or more valid stockholder notices (whether or not subsequently withdrawn) nominating such person for election to the Board of Directors pursuant to Section 14(b), other than any such director referred to in this clause (D) who at the time of such Annual Meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two annual terms, but only to the extent the Maximum Number after such reduction with respect to this clause (D) equals one, and, without duplication, (E) the number of incumbent directors who are not Stockholder Nominees and who will be included in the Corporation’s proxy materials with respect to such Annual Meeting as an unopposed (by the Board of Directors) nominee pursuant to any agreement, arrangement or other understanding between the Corporation and any stockholder or group of stockholders. If one or more vacancies for any reason occurs on the Board of Directors after the Final Nomination Date but before the date of the Annual Meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection with the occurrence of the vacancy or vacancies, then the Maximum Number shall be calculated based on the number of directors in office as so reduced.

(ii)    Any Nominating Holder submitting more than one Nominee pursuant to this Section 15 for an Annual Meeting shall rank such Nominees based on the order in which the

Nominating Holder desires such Nominees to be selected for inclusion in the Corporation’s proxy statement for such Annual Meeting if the number of Nominees pursuant to this Section 15 exceeds the Maximum Number. If the number of Nominees pursuant to this Section 15 for any Annual Meeting exceeds the Maximum Number, then the highest ranking Nominee who meets the requirements of this Section 15 from each Nominating Holder will be selected for inclusion in the Corporation’s proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the shares of common stock of the Corporation disclosed as owned in each Nominating Stockholder’s Nomination Notice.

(iii)    If, after the Final Nomination Date, (A) the Corporation is notified, or the Board of Directors or its designee, acting in good faith, determines that (1) a Nominating Stockholder has failed to satisfy or to continue to satisfy the eligibility requirements described in Section 15(c), (2) any of the representations and warranties made in the Nomination Notice cease to be true and accurate in all material respects (or omit a material fact necessary to make the statements therein not misleading) or (3) any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Nominee under this Section 15, (B) a Nominating Stockholder or any qualified representative thereof does not appear at the Annual Meeting to present any nomination submitted pursuant to this Section 15, or the Nominating Stockholder withdraws its nomination, or (C) a Nominee becomes ineligible for inclusion in the Corporation’s proxy statement pursuant to this Section 15 or dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the Corporation or is unwilling or unable to serve as a director of the Corporation, in each case as determined by the Board of Directors or its designee, acting in good faith, whether before or after the Corporation’s definitive proxy statement for such Annual Meeting is made available to stockholders, then the nomination of the Nominating Stockholder or such Nominee, as the case may be, shall be disregarded and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), the Nominating Stockholder may not cure in any way any defect preventing the nomination of the Nominee, and the Corporation (1) may omit from its proxy statement and any ballot or form of proxy the disregarded Nominee and any information concerning such Nominee (including a Nominating Stockholder’s statement in support) or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (2) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Nominee will not be included as a Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the Annual Meeting.

(c)    Eligibility of Nominating Stockholder.

(i)    An “Eligible Holder” is a person who has either (A) been a record holder of the shares of the Corporation’s common stock used to satisfy the eligibility requirements in this Section 15(c) continuously for the three-year period specified in Section 15(c)(ii) or (B) provides to the Secretary of the Corporation, within the time period referred to in Section 15(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form and in substance that the Board of Directors or its designee, acting in good faith, determines would be deemed acceptable for purposes of a stockholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).

(ii)    An Eligible Holder or group of up to 25 Eligible Holders may submit a nomination in accordance with this Section 15 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice and continues to own at least the Minimum Number through the date of the Annual Meeting. For purposes of such limitation, two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer, or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one Eligible Holder if such Eligible Holder shall provide together with the Nomination Notice documentation reasonably satisfactory to the Corporation that demonstrates that such funds meet one of the forgoing standards. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations applicable to an individual Eligible Holder that are set forth in this Section 15, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate, and a breach of any obligation, agreement, representation or warranty under this Section 15 by any member of a group shall be deemed a breach by the Nominating Stockholder. If any stockholder withdraws from a group of Eligible Holders at any time prior to the Annual Meeting, then the group of Eligible Stockholders shall only be deemed to own the shares held by the remaining members of the group and if, as a result of such withdrawal, the Nominating Stockholder no longer owns the Minimum Number of shares of the Corporation’s common stock, then the nomination shall be disregarded as provided in Section 15(b)(iii).

(iii)    The “Minimum Number” of shares of the Corporation’s common stock means 3% of the number of outstanding shares of the Corporation’s common stock as of the most recent date for which such amount is given in any filing by the Corporation with the SEC prior to the submission of the Nomination Notice.

(iv)    For purposes of this Section 15, an Eligible Holder “owns” only those outstanding shares of common stock of the Corporation as to which the Eligible Holder possesses both:

(A)    the full voting and investment rights pertaining to such shares; and

(B)    the full economic interest in (including the opportunity for profit and risk of loss on) such shares;

provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares and/or (y) hedging, offsetting, or altering to any degree gain or loss arising from maintaining the full economic ownership of such shares by such Eligible Holder or any of its affiliates. An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder has the power to recall such loaned shares on five business days’ notice, recalls such loaned shares upon being notified by the Corporation that any of the Eligible Holder’s Nominees will be included in the Corporation’s proxy statement and proxy card for the Annual Meeting (subject to the provisions of this Section 15) and holds such shares through the date of the Annual Meeting. The terms “owned,” “owning,” “ownership” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board. For purposes of this Section 15, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(v)    No person shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any person appears as a member of more than one group, then it shall be deemed to be a member of the group that has the largest amount of shares of common stock of the Corporation disclosed as owned in the Nomination Notice.

(d)    Nomination Notice. To nominate a Nominee for purposes of this Section 15, the Nominating Stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation in accordance with Section 14(c)(v). To be timely, a Nominating Stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to the first annual anniversary of the date set forth in the Corporation’s proxy statement for the immediately preceding Annual Meeting as the date on which the Corporation first made available to its stockholders definitive proxy materials for the immediately preceding Annual Meeting; provided, however, that if the date for which the Annual Meeting is called is more than 30 days before or more than 30 days after the first annual anniversary of the immediately preceding Annual Meeting, then notice by the Nominating Stockholder to be timely must be received by the Secretary by the later of the close of business on the date that is 180 days prior to the date of such Annual Meeting or the 10th day following the day on which public announcement of such Annual Meeting is first made by the Corporation. In no event shall any adjournment or postponement of any Annual Meeting or the announcement thereof commence a new time period for the giving of a Nomination Notice. To be in proper written form, a Nominating Stockholder’s notice to the Secretary for purposes of this Section 15 shall include all of the following information and documents (collectively, the “Nomination Notice”):

(i)    A Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the SEC by the Nominating Stockholder as applicable, in accordance with SEC rules;

(ii)    A written notice of the nomination of such Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including each group member):

(A)    the information and representations that would be required to be set forth in a stockholder’s notice of a nomination for the election of directors pursuant to Section 14(b);

(B)    the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;

(C)    a representation and warranty that the shares of common stock of the Corporation owned by the Nominating Stockholder were acquired in the ordinary course of business and not with the intent or objective to influence or change control of the Corporation and that neither the Nominating Stockholder, the Nominee(s) nor their respective affiliates and associates is holding any securities of the Corporation for the purpose or effect of changing control of the Corporation or to gain a number of seats on the Board of Directors that exceeds the maximum number of nominees that stockholders may nominate pursuant to this Section 15;

(D)    a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 15(c) and has provided evidence of ownership to the extent required by Section 15(c)(i);

(E)    a representation and warranty that the Nominating Stockholder will continue to satisfy the eligibility requirements described in Section 15(c) through the date of the Annual Meeting;

(F)    a representation and warranty that the Nominating Stockholder has not nominated and will not nominate for election to the Board of Directors at the Annual Meeting any person other than the Nominees it is nominating pursuant to this Section 15;

(G)    a representation and warranty as to the Nominating Stockholder’s intentions with respect to continuing to own the Minimum Number of shares of common stock of the Corporation for at least one year following the Annual Meeting;

(H)    a representation and warranty that the Nominating Stockholder will not engage in, and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Rule 14a-1(l)(2)(iv)) (or any successor rules) under the Exchange Act with respect to the Annual Meeting, other than with respect to its Nominees or any nominees of the Board of Directors;

(I)    a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Nominee at the Annual Meeting;

(J)    a representation and warranty that the Nominee’s nomination for election to the Board of Directors or, if elected, Board membership would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded;

(K)    a representation and warranty that the Nominee (1) qualifies as independent under the rules of any stock exchange on which the Corporation’s securities are traded, (2) meets the audit committee and compensation committee independence requirements under the rules of any stock exchange on which the Corporation’s securities are traded, (3) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), (4) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (5) meets the director qualifications set forth in Section 6 of Article III, and (6) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended (the “Securities Act”), or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Nominee;

(L)    details of any position of the Nominee as an officer or director of any competitor of the Corporation (that is, any entity whose principal business is the exploration, development, acquisition and/or production of oil, natural gas liquids and/or natural gas), within the three years preceding the submission of the Nomination Notice;

(M)    if desired, a statement for inclusion in the proxy statement in support of the Nominee’s election to the Board of Directors, provided that such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9; and

(N)    in the case of a nomination by a group, the designation by all group members of one group member for purposes of receiving communications, notices and inquiries from the Corporation and that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination.

(iii)    An executed agreement, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, pursuant to which the Nominating Stockholder (including each group member) agrees:

(A)    to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;

(B)    to file any written solicitation or other written communication with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Nominee with the SEC, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;

(C)    to assume all liability (jointly and severally by all group members in the case of a nomination by a group) stemming from any action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder, its affiliates and associates or their respective agents and representatives with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including without limitation the Nomination Notice, or out of the facts, statements or other information that the Nominating Stockholder or its Nominees provided to the Corporation in connection with the inclusion of such Nominees in the Corporation’s proxy statement;

(D)    to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to any nomination submitted by the Nominating Stockholder pursuant to this Section 15 or a failure or alleged failure of the Nominating Stockholder to comply with, or any breach or alleged breach of, its obligations, agreements or representations under this Section 15; and

(E)    in the event that any information included in the Nomination Notice, or any other communication by the Nominating Stockholder (including with respect to any group member) with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects or omits a material fact necessary to make the statements made not misleading or that the Nominating Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 15(c), to promptly (and in any event within 48 hours of discovering such misstatement, omission or failure) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission and/or notify the Corporation of the failure to continue to satisfy the eligibility requirements described in Section 15(c), as the case may be.

(iv)    An executed agreement, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, by the Nominee:

(A)    to make such other acknowledgments, enter into such agreements and provide such other information as the Board of Directors requires of all directors, including promptly completing the Corporation’s director questionnaire;

(B)    that the Nominee has read and agrees, if elected as a director of the Corporation, to sign and adhere to the Corporation’s corporate governance guidelines and codes of ethics and any other Corporation policies and guidelines applicable to directors; and

(C)    that the Nominee is not and will not become a party to (1) any compensatory, payment, reimbursement, indemnification or other financial agreement, arrangement or understanding with any person or entity in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, (2) any agreement, arrangement or understanding with any person or entity as to how the Nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been disclosed to the Corporation or (3) any Voting Commitment that could limit or interfere with the Nominee’s ability to comply, if elected as a director of the Corporation, with his or her fiduciary duties under applicable law.

The information and documents required by this Section 15(d) shall be (i) provided with respect to and executed by each group member in the case of information applicable to group members and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Stockholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 15(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.

(e)    Exceptions.

(i)    Notwithstanding anything to the contrary contained in this Section 15, the Corporation may omit from its proxy statement and any ballot or form of proxy any Nominee and any information concerning such Nominee (including a Nominating Stockholder’s statement in support), and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the Final Nomination Date, cure in any way any defect preventing the nomination of the Nominee, if:

(A)    the Board of Directors or its designee, acting in good faith, determines that such Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with these By-Laws, the Certificate of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s securities are traded;

(B)    the Nominee was nominated for election to the Board of Directors pursuant to this Section 15 at one of the Corporation’s two preceding Annual Meetings and either (i) withdrew or became ineligible or unavailable for election at any such Annual Meeting or (ii) received a vote of less than 25% of the shares of common stock of the Corporation entitled to vote for such Nominee; or

(C)    the Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended.

(ii)    Notwithstanding anything to the contrary contained in this Section 15, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Nominee included in the Nomination Notice, if the Board of Directors or its designee, acting in good faith, determines that:

(A)    such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;

(B)    such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or

(C)    the inclusion of such information in the proxy statement would otherwise violate SEC rules or any other applicable law, rule or regulation.

Section 16.    Exclusive Forum.

(a)    Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware does not have jurisdiction, a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware)) shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty; (iii) any action against the Corporation or any current or former director or officer or other employee of the Corporation asserting a claim arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these By-Laws (as either may be amended from time to time); (iv) any action asserting a claim related to or involving the Corporation that is governed by the internal affairs doctrine or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL. For the avoidance of doubt, this Section 16(a) shall not apply to any action or proceeding asserting a claim under the Securities Act and/or the Exchange Act.

(b)    Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

(c)    To the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to this Section 16.

ARTICLE III

DIRECTORS

Section 1.    Number and Election of Directors. The entire Board of Directors shall consist of not less than one nor more than twelve members, the exact number of which shall be determined from time to time exclusively by resolution adopted by the Board of Directors. Except as provided in Section 2 of this Article III, directors shall be elected by the stockholders at the Annual Meetings, the term of each director shall be as set forth in the Certificate of Incorporation, and each director so elected shall hold office until such director’s successor is duly elected and qualified, or until such director’s death, or until such director’s earlier resignation, retirement, disqualification or removal. Directors need not be stockholders.

Section 2.    Vacancies. Unless otherwise required by law or the Certificate of Incorporation, vacancies arising through death, resignation, retirement, disqualification or removal, an increase in the number of directors or otherwise may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next Annual Meeting and until their successors are duly elected and qualified, or until their earlier death, resignation, retirement, disqualification or removal.

Section 3.    Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

Section 4.    Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors (a) may be called by the Chairman of the Board, if there be one, or the President (if the President is a director of the Corporation) and (b) shall be called by the Chairman of the Board, if there be one, the President (if the President is a director of the Corporation) or the Secretary on the written request of a majority of the directors then in office (or the sole director if there be one director then in office). Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight hours before the date of the meeting, by telephone or telegram or electronic means on twenty-four hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board of Directors may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation or these By-Laws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting.

Section 5.    Organization. The Board of Directors shall annually choose, from among them, a Chairman of the Board, who shall serve as such until a successor is elected. The Chairman of the Board must be a director, but need not be an employee or officer of the Corporation, and may not be the President or Chief Executive Officer. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall perform such other duties and shall have such authority as are specified in these By-Laws and as the Board of Directors may from time to time assign to him or her. At each meeting of the Board of Directors, the Chairman of the Board, or, in his or her absence, a director chosen by a majority of the directors present, shall act as chairman. The Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 6.    Term, Resignation and Removal of Directors. Any director of the Corporation may resign at any time, by giving notice in writing or by electronic transmission to the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. If any director of the Corporation experiences a material change in employment status (including termination of employment, retirement or a material decrease in job responsibilities) from that when the director was most recently elected to the Board of Directors, then such director shall be deemed to have automatically tendered his or her resignation as a director of the Corporation, which may be accepted by the remainder of the Board of Directors, in its sole discretion, and, if so accepted, shall be effective as of such acceptance. Except as otherwise required by applicable law, any director or the entire Board of Directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors.

Section 7.    Quorum. Except as otherwise required by law or the Certificate of Incorporation, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 8.    Actions of the Board by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 9.    Meetings by Means of Conference Telephone. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

Section 10.    Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Unless the Board of Directors otherwise provides, the time, date and place of each committee meeting, if any, shall be determined by each committee. Notice of each committee meeting shall be given in the manner provided in Section 4 of Article III. Neither the business to be transacted at, nor the purpose of, any committee meeting need be specified in the notice or waiver of notice of such meeting. At any meeting of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these By-Laws or the Board of Directors. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board of Directors otherwise provides and except as provided in these By-Laws, each committee designated by the Board of Directors may make, alter, amend and repeal rules for the conduct of its business.

Section 11.    Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 12.    Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because the director or officer’s vote is counted for such purpose if (a) the material facts as to the director or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to the director or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV

OFFICERS

Section 1.    General. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, also may choose one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers and, if the Chairman of the Board chosen pursuant to these By-Laws is an employee of the Corporation, choose such person as an officer with the title Executive Chairman of the Board. Any number of offices may be held by the same person, unless otherwise prohibited by law or the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of any Executive Chairman of the Board, need such officers be directors of the Corporation.

Section 2.    Election. The Board of Directors, at its first meeting held after each Annual Meeting, shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier death, resignation, retirement, disqualification or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 3.    Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4.    Executive Chairman of the Board. Except where by law the signature of the President is required, any Executive Chairman of the Board shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. Any Executive Chairman of the Board shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these By-Laws or by the Board of Directors.

Section 5.    President. The President shall, subject to the control of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation except where required or permitted by law to be otherwise signed and executed and except that the other officers of the

Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board, or if there be none, the President shall preside at all meetings of the stockholders and, provided the President is also a director, the Board of Directors. If the Board of Directors shall so designate, the President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these By-Laws or by the Board of Directors.

Section 6.    Vice Presidents. At the request of the President or in the President’s absence or in the event of the President’s inability or refusal to act, the Vice President, or the Vice Presidents if there is more than one (in the order designated by the Board of Directors), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 7.    Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 8.    Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.

Section 9.    Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 10.    Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer’s death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer’s possession or under the Assistant Treasurer’s control belonging to the Corporation.

Section 11.    Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V

STOCK

Section 1.    Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation (a) by the President or a Vice President and (b) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.

Section 2.    Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 3.    Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or the owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

Section 4.    Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; provided however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the officers of the corporation shall determine to waive such requirement. Every certificate exchanged, returned or surrendered to the Corporation shall be marked “cancelled” with the date of cancellation, by the Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 5.    Dividend Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6.    Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 7.    Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

ARTICLE VI

NOTICES

Section 1.    Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under applicable law, the Certificate of Incorporation or these By-Laws shall be effective if given by a form of electronic transmission if consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed to be revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices by the Corporation in accordance with such consent and (b) such inability becomes known to the Secretary or Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission, as described above, shall be deemed given: (a) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail, at which the stockholder has consented to receive notice; (c) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the stockholder. Notice to directors or committee members may also be given personally by telegram, telex or cable or by means of electronic transmission.

Section 2.    Waivers of Notice. Whenever any notice is required by applicable law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual Meeting or Special Meeting or any regular or special meeting of the Board of Directors or committee of the Board of Directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these By-Laws.

ARTICLE VII

GENERAL PROVISIONS

Section 1.    Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 8 of Article III hereof), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bond, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2.    Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3.    Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4.    Corporate Seal. The Corporation shall not be required to have a corporate seal.

Section 5.    Section Headings. Section headings in these By-Laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 6.    Inconsistent Provisions. In the event that any provision of these By-Laws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, such provision of these By-Laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

Section 7.    Audits of Books and Accounts. The Corporation’s books and accounts shall be audited at such times and by such auditors as shall be specified and designated by the Board of Directors.

ARTICLE VIII

INDEMNIFICATION

Section 1.    Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2.    Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3.    Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (d) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 4.    Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.

Section 5.    Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6.    Expenses Payable in Advance. Expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 7.    Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

Section 8.    Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

Section 9.    Certain Definitions. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

Section 10.    Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11.    Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VIII), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

Section 12.    Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

Section 13.    Contractual Nature of Article VIII; Repeal or Limitation of Rights. This Article VIII shall be deemed to be a contract between the Corporation and each director or officer of the Corporation and any repeal or other limitation of this Article VIII or any repeal or limitation of Section 145 of the DGCL or any other applicable law shall not limit any rights of indemnification or advancement of expenses under this Article VIII then existing or arising out of events, acts or omissions occurring prior to such repeal or limitation, including, without limitation, the right to indemnification or advancement of expenses under this Article VIII for actions, suits or proceedings commenced after such repeal or limitation to enforce this Article VIII with regard to acts, omissions or events arising prior to such repeal or limitation. If Section 145 of the DGCL is amended to permit or require the Corporation to provide broader indemnification rights than this Article VIII permits or requires, then this Article VIII shall be automatically amended and deemed to incorporate such broader indemnification rights.

Section 14.    Severability. If any provision of these By-Laws shall be deemed invalid, illegal or inoperative, or if a court of competent jurisdiction determines that any of the provisions of these By-Laws contravene public policy, then these By-Laws shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid, illegal or inoperative or which contravene public policy shall be deemed, without further action or deed by or on behalf of the Corporation, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable; it being understood that it is the Corporation’s intention to provide the directors and officers of the Corporation with the broadest possible protection against personal liability allowable under Section 145 of the DGCL.

ARTICLE IX

AMENDMENTS

Section 1.    Amendments. In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal these By-Laws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal these By-Laws. These By-Laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at a majority of the voting power of the shares entitled to vote at an election of directors.

Section 2.    Entire Board of Directors. As used in this Article IX and in these By-Laws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

ARTICLE X

EMERGENCY BY-LAWS

Section 1.    Emergency By-Laws.

(a)    During periods of emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board of Directors or its stockholders, or during any nuclear or atomic disaster, or during the existence of any emergency, catastrophe, as referred to in Section 110 of the DGCL or other similar emergency condition, and a quorum of the Board of Directors cannot readily be convened, the provisions of this Article X shall apply.

(b)    Whenever, during such emergency and as a result thereof, a quorum of the Board of Directors or a standing or special committee thereof cannot readily be convened for action, a meeting of such Board of Directors or committee thereof may be called by any officer of the Corporation or director by a notice of the time and place given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publications or radio. Three directors in attendance at the meeting shall constitute a quorum; provided, however, that the officers of the Corporation or other persons present who have been designated on a list approved by the Board of Directors before the emergency, all in such order of priority and subject to such conditions and for such period of time as may be provided in the resolution approving such list, or in the absence of such a resolution, the officers of the Corporation who are present, in order of rank, and within the same rank in order of seniority, shall to the extent required to provide a quorum be deemed directors for such meeting.

(c)    The Board of Directors, both before or during any such emergency, may provide and modify lines of succession in the event that during such emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

(d)    The Board of Directors, both before or during any such emergency, may, effective as of the emergency, change the principal executive office or designate several alternative principal executive offices or regional offices or authorize the officers of the Corporation so to do.

(e)    No director or officer or employee of the Corporation acting in accordance with this Article XI shall be liable for any act or failure to act, except for willful misconduct.

(f)    To the extent that it considers it practical to do so, the Board of Directors shall manage the business of the Corporation during an emergency in a manner that is consistent with the Certificate and these By-Laws. It is recognized, however, that in an emergency it may not always be practical to act in this manner and this Article X is intended to and does hereby empower the Board of Directors with the maximum authority possible under the DGCL, and all other applicable law, to conduct the interim management of the affairs of the Corporation in an emergency in what it considers to be the best interests of the Corporation.

(g)    This Article X shall continue to apply until such time following the emergency when it is feasible for at least a majority of the directors of the Corporation immediately prior to the emergency to resume management of the business of the Corporation.

(h)    To the extent not inconsistent with this Article X, all other Articles of these By-Laws shall remain in effect during any emergency described in this Article X and, upon termination of the emergency (to be determined by the Board of Directors in its sole discretion), the provisions of this Article X shall cease to be operative.

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Last amended as of September 1, 2020.

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